Exhibit 99.1
1 Fountain Square Chattanooga, TN 37402 www.unum.com

news	FOR IMMEDIATE RELEASE
Contacts
	MEDIA	Natalie Godwin ngodwin@unum.com

	INVESTORS	Tom White 423-294-8996 tawhite@unum.com

Unum Group’s Board of Directors Votes to Increase Common Stock Dividend

CHATTANOOGA, Tenn. (May 26, 2022) – Unum Group (NYSE:UNM) announced today its Board of Directors has authorized an increase of 10 percent in the quarterly dividend paid on its common stock. The new rate of 33.0 cents per common share, or $1.32 per share on an annual basis, will be effective with the dividend expected to be paid in the third quarter of 2022.

“We are pleased to increase our dividend to shareholders as part of our capital deployment strategy,” said Richard P. McKenney, president and CEO of Unum. “These actions are supported by our strong operational performance and capital position, coupled with an improving external environment.”

Today, Unum will host its Annual Meeting of Shareholders in a virtual-only format. The meeting will begin at 10 a.m. Eastern time. A live webcast of the meeting will be available at http://www.virtualshareholdermeeting.com/UNM2022.

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FORWARD-LOOKING STATEMENTS
Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Unum Group and its subsidiaries. Unum Group’s actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in Part 1, Item 1A (Risk Factors) of Unum Group’s Annual Report on Form 10-K for the year ended December 31, 2021. The forward-looking statements in this release speak only as of the date of this release, and Unum Group does not undertake to update any particular forward-looking statement included in this release.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

ABOUT UNUM
Unum (NYSE: UNM) an international provider of workplace benefits and services, has been helping workers and their families for more than 170 years. Through its Unum and Colonial Life brands, the company offers disability, life, accident, critical illness, dental, vision and stop-loss insurance; leave and absence management support and behavioral health services. In 2021, Unum reported revenues of $12.0 billion and paid $8.2 billion in benefits. The Fortune 500 company is one of the 2022 World’s Most Ethical Companies, recognized by Ethisphere®.

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UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.